EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Brady Corporation and management’s report on the effectiveness of internal control over financial reporting dated September 29, 2005, appearing in the Annual Report on Form 10-K of Brady Corporation and subsidiaries for the year ended July 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Milwaukee, WI
September 29, 2006